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                                                                   EXHIBIT 99.1


[LOGO OF PARADYNE]

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three ways to vote their proxies:

-        through the Internet (using a browser);

-        by telephone (using a touch-tone telephone); and

-        by mail (traditional method).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

INTERNET VOTING - Available only until ____ p.m. Eastern time, on _______,
2002.

-        Visit the Internet voting website at ____________________.

- Enter the COMPANY NUMBER and CONTROL NUMBER shown below, and follow the instructions on your screen.

-        You will incur only your usual Internet charges.

-        Your vote will be confirmed and cast as you directed.

TELEPHONE VOTING - Available only until ____ p.m. Eastern time, on _____, 2002.

- This method of voting is available for residents of the United States, Canada and Puerto Rico.

-        On a touch-tone phone, call TOLL FREE _____________.

-        You will be asked to enter ONLY the CONTROL NUMBER shown below.

-        Have your proxy card ready; then follow the prerecorded instructions.

-        Your vote will be confirmed and cast as you directed.

VOTING BY MAIL

- Simply mark, sign and date your proxy card and return it in the postage-paid envelope, if mailed within the United States. If you mail your proxy card from outside the United States, additional postage may apply.

- If you are voting by the Internet or telephone, please do not mail your proxy card.

       ------------                                        --------------
      COMPANY NUMBER                                       CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


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                                     PROXY
                            PARADYNE NETWORKS, INC.
                                 LARGO, FLORIDA
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation ("Paradyne"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on _____________, 2002, at the Special Meeting of Stockholders to be held on ____________, 2002 at 10:00 a.m. local time, at 8545 126th Avenue North, Largo, Florida 33773, and at any adjournments or postponements thereof. The affirmative vote of a majority of the shares casting votes at the meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against Proposal 1 or Proposal 2 will be voted in favor of any adjournments or postponements to solicit further proxies for such proposals.

         The Board of Directors recommends a vote "FOR" Proposal 1 and Proposal
2.

         1. Approval of the issuance of Paradyne common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of December 27, 2001, as amended on January 4, 2002, among Paradyne, Phoenix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paradyne, and Elastic Networks Inc., a Delaware corporation, as it may be further amended from time to time.

         [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

         2. Adoption of the amendment to Paradyne's amended and restated certificate of incorporation to increase the number of shares of common stock that Paradyne is authorized to issue from 60,000,000 shares to 80,000,000 shares.

         [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting or any adjournments or postponements of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies.

         THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF THE SHARES OF PARADYNE COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, AND FOR ADOPTION OF THE AMENDMENT OF PARADYNE'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

         Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.


                                  ---------------------------------------------
                                                   Signature

                                  ---------------------------------------------
                                           Signature, if held jointly

                                         Dated: __________________, 2002

    IF YOU VOTE BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.


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